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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 30, 1996 except as to the information presented in Note 12 for which the date is February 28, 1996, on our audits of the consolidated financial statements of FelCor Suite Hotels, Inc. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994; our report dated February 28, 1996, on our audits of the financial statements of DJONT Operations, L.L.C. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994; our report dated November 30, 1995, on our audits of the combined financial statements of FelCor Hotels as of December 31, 1993 and July 27, 1994 and for the year ended December 31, 1993 and the period from January 1, 1994 through July 27, 1994; our report dated April 29, 1994, on our audit of the combined financial statements of the E-5 Hotels as of July 15, 1993 and for the period from January 1, 1993 through July 15, 1993; our report dated January 10, 1996, which includes an explanatory paragraph related to substantial doubt about certain partnerships' abilities to continue as going concerns, on our audit of the combined financial statements of the CSS Hotels as of September 30, 1995 and the nine months ended September 30, 1995; and our report dated October 13, 1995, on our audits of the financial statements of the Cleveland Finance Associates, L.P. and the Hilton Suites of Lexington Green included in the Combined Financial Statements of the Additional Hotels as of December 31, 1994 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
May 31, 1996